EXHIBIT 99.1

Vitran Announces Agreement to Sell U.S. LTL Business

All U.S. and Canadian Operations Continue as Normal; Customer Shipments Continuing as Scheduled

TORONTO, Sept. 23, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. ("Vitran" or the "Company") (Nasdaq:VTNC) (TSX:VTN), a North American transportation firm, announced today that it has entered into an agreement to sell its U.S. LTL business to a company owned by industry veteran Matthew Moroun. Mr. Moroun is associated with a number of transportation companies whose interests include LTL, TL, Flatbed, Third Party Logistics and Warehousing.

"We are pleased to have reached an agreement to sell our U.S. LTL business," said William S. Deluce, Vitran's Interim President and Chief Executive Officer. "For the last several years, Vitran has invested substantial time and capital to improve its U.S operating results. While we believe these efforts have made Vitran's U.S. LTL business a better operating company, they did not result in financial results that are acceptable to management or the Board.

"With the assistance of our financial advisors, we have evaluated a wide range of strategic alternatives over the last five months," Mr. Deluce continued. "We are pleased to have agreed upon a plan that we believe gives Vitran's U.S. LTL employees and customers the best chance to prosper while also preserving value for all of Vitran's stakeholders."

Under the terms of the proposed sale transaction, an entity controlled by Mr. Moroun will pay $2 million to acquire 100% of the common stock of the wholly-owned U.S. subsidiary which operates Vitran's US LTL business, thereby assuming the U.S. business's ongoing liabilities. Additionally, the buyer will fund the U.S. operating business between today and the date of closing. The transaction is scheduled to close within 10 business days and is subject to certain conditions including obtaining the consent of Vitran's bank syndicate. There is no assurance that the proposed transaction will be completed within this timeframe, if at all.

"We are also excited about the positive impact this transaction will have on Vitran's Canadian LTL business," Mr. Deluce said. "Over the last 25 years, Tony Trichilo and his team have built one of Canada's premier providers of LTL services. This model has resulted in consistent profitability and cash flow generation. With this transaction, we are now excited to be solely focused on the Canadian business, which currently has cash of approximately $22 million."

Stephens Inc. is acting as Vitran's financial advisor in connection with the proposed sale transaction.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload services throughout the United States and Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements which include statements regarding the completion of the transaction, the effects of the transaction on employees, customers, and other stakeholders, risks related to the impact of the transaction on Canadian's LTL business, risks related to obtaining approval of the banking syndicate, risks relating to the timing of the closing, and risks related to satisfaction of closing conditions, are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664